Our Rejection of Air Products’ Our Rejection of Air Products’ Proposals Proposals (Updated) (Updated) February 22, 2010 February 22, 2010 Exhibit (a)(6)

1 1
This presentation contains statements that are forward looking, as that term is defined by the Private Securities Litigation
Reform Act of 1995, as amended, or by the SEC in its rules, regulations and releases. These statements include, but are not limited to: our having strong prospects for organic and acquisition growth in the coming years; the economy just beginning its recovery; the view that under the terms of Air Products’ proposal, our stockholders would sacrifice real value and opportunity;
our belief that a combination of our two companies could destroy rather than create value; and our prospects for continued
growth and stockholder value creation. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: adverse changes in customer buying patterns resulting from further deterioration in current economic conditions; weakening in the operating and financial performance of our customers, which can negatively impact our sales and ability to collect our accounts receivable;
postponement of projects due to the recession; customer acceptance of price increases; the success of implementing and continuing our cost reduction programs; supply cost pressures; increased industry competition; our ability to successfully identify, consummate, and integrate acquisitions; our ability to achieve acquisition synergies; our continued ability to access credit markets on satisfactory terms; significant fluctuations in interest rates; increases in energy costs and other operating expenses eroding planned cost savings; higher than expected implementation costs of the SAP system; conversion problems related to the SAP system that disrupt our business and negatively impact customer relationships; the impact of tightened credit markets on our customers; the impact of changes in tax and fiscal policies and laws; the potential for increased expenditures relating to compliance with environmental regulatory initiatives; the impact of new environmental, healthcare, tax, accounting, and other regulation; continued potential liability under the Multiemployer Pension Plan Amendments Act of 1980 with respect to our participation in or withdrawal from multi-employer pension plans for our union employees; the extent and duration of current recessionary trends in the U.S. economy; the effect of catastrophic events; political and economic uncertainties associated with current world events; and other factors described in Airgas’ reports, including its March 31, 2009
Form 10-K, subsequent Forms 10-Q, and other documents filed by Airgas with the SEC.
Forward-Looking Statements
Forward-Looking Statements
1 1

2 2 2 2
ADDITIONAL INFORMATION
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc.,
Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange
Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER
DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT
INFORMATION.  Investors and security holders may obtain free copies of these documents and other documents filed with the
SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.
In addition, Airgas may file a proxy statement with the SEC.  Any definitive proxy statement will be mailed to stockholders of
Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS
FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL
CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of these documents
(if and when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at
http://www.sec.gov.
CERTAIN INFORMATION REGARDING PARTICIPANTS
Airgas and certain of its respective directors and executive officers may be deemed to be participants under the rules of the
SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the SEC on June 1,
2009, and its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Why We Rejected Air Products’ Why We Rejected Air Products’ Proposals Proposals

4 4
Why Airgas’
Why Airgas’
Board Has Rejected Air
Board Has Rejected Air
Products’
Products’
Proposals
Proposals
• Air Products’ proposals:
–
Grossly undervalue Airgas
–
Do not reflect value of Airgas’ industry-leading position, unrivaled platform, and substantial recent investments
–
Attempt to exploit a temporary valuation anomaly
–
Do not reflect Airgas’ significant opportunities in economic recovery
• Airgas’ standalone value proposition is superior to Air Products’ proposals
–
Track record of double-digit growth
11% Revenue CAGR
17% EBITDA* CAGR
20% Diluted EPS CAGR
21% Cashflow from Operations* CAGR
–
Outstanding share price performance
4,201% total shareholder return since IPO
85% total shareholder return in past 5 years
4 4
Note: CAGR (Compound Annual Growth Rate) calculated over 2001-2009 period and based on company filings calendarized to December year end. Total shareholder return as of
February 4, 2010
*See attached reconciliation of non-GAAP measures

5 5
Airgas’
Airgas’
Investment Highlights
Investment Highlights
• The premier packaged gases company with leading market position in a consolidating industry
• Management and Board’s 11.8% equity ownership strongly aligns our interests with shareholders
• Organic growth in excess of end-market demand through leveraging existing infrastructure
• Unmatched product and service offerings serving customer base diversified across industries
• Poised to capitalize on substantial infrastructure investment and industry consolidation achieved over the last decade
• Significant value still to be realized from efficiency programs and continued
development of our “operating culture”
• Resilient financial performance and significant leverage to expected economic recovery
• Strong cash flow drives shareholder value creation
5 5

6 6 6 6 6 6
Background to Air Products’
Background to Air Products’
Proposals
Proposals
•
October 15,
2009:
Air Products CEO made an unsolicited verbal proposal to
Airgas CEO to acquire Airgas for $60 per share on an all-stock basis
•
November 20,
2009:
Air Products’ CEO sent a letter to Airgas’ CEO making an
unsolicited proposal to acquire Airgas for $60 per share on an all-stock basis
•
December 17,
2009:
Air Products’ CEO sent a letter to Airgas’ CEO with an
unsolicited proposal to acquire Airgas for $62 per share including up to 50%
cash consideration
•
February 4,
2010:
Air Products CEO sent a letter to Airgas CEO with an
unsolicited proposal to acquire Airgas for a reduced price of $60 per share on an all-cash basis
•
February 11,
2010:
Air Products commenced tender offer at the same $60
price per share
Source:  Airgas Schedule 14D-9 dated February 22, 2010
Airgas’ Board of Directors Has Unanimously Rejected Each of
Air Products’ Proposals Because They Significantly Undervalue
Airgas and its Future Prospects

Airgas – Airgas – Creating Shareholder Value Creating Shareholder Value

8 8 8 8
We Are Highly Confident
We Are Highly Confident
in Our Mid-Term Financial Goals
in Our Mid-Term Financial Goals
TTM
9/30/09
Sales
$4B
Operating
Margin
11.5%
ROC*
10.8%
•
Acquired Sales CAGR ~3%
•
SSS CAGR ~5%-7%
•
Cost Savings Initiatives
~60-80 bps
•
Op. Leverage on Sales Growth
~100-150 bps
Assumptions
•
Revenue Growth
•
Op. Margin Expansion
•
Capex 5-6% of sales
Additional Assumptions
• Core products CAGR 3-5%; Strategic Products CAGR 7-9%
• $150M in sales acquired annually
• Non-Tech IP avg annual growth rate 2-3%
* See non-GAAP reconciliations attached. Note: “CAGR” = Compound Annual Growth Rate
FY13-14
Goals
Sales
$5.5B+
Operating
Margin
13%-14%
ROC*
14.5%-15.5%

9 9
Calendar 2012 View of Mid-Term Goals
Calendar 2012 View of Mid-Term Goals
• SSS CAGR ~7%
• Core products CAGR 3-5%;
• Strategic Products CAGR 7-9%
• Non-Tech IP CAGR 2-3%
• Acquired Sales CAGR ~3%
• Operating Efficiency Programs ~60 bps
• Non-dependent on economy
• Specific Programs Identified
• Op. Leverage on Sales Growth ~50 bps
Assumptions
* See attached non-GAAP reconciliations for EBITDA and CY2009 Adjusted EPS. NOTE: “CAGR” = Compound Annual Growth Rate
• Revenue Growth
• Operating / EBITDA Margin Expansion
• Strong Cash Flow / Debt Pay Down
CY2009 CY2008
Sales
$3.9B
EBITDA
Margin*
17.3%
EPS*
$2.67
Sales
$4.4B
EBITDA
Margin*
17.0%
EPS
$3.19
• Earnings and cash flow drive 20% CAGR
Dividends
Per Share
$0.70
Dividends
Per Share
$0.52
CY2012
CY2012
2
Sales
Sales
$5.2B+
$5.2B+
EBITDA
EBITDA
Margin*
Margin*
18%-18.5%
18%-18.5%
EPS
EPS
$4.20+
$4.20+
Dividends Dividends
Per Share Per Share
$1.20
$1.20
Growth Accelerators and further leverage of infrastructure and broad product & service offerings drive above market growth and provide further upside for Sales and Earnings
Cost reductions and operating efficiencies of ~$70 million since Dec 2008
Strong momentum into Dec-08 prior to 2009 recession
Significant leverage to economic recovery

FY05 Goals & Results
(Goals Published May-01 Analyst Mtg)
$2.0B
$2.4B
$200M
$210M
10.0%
8.7%
10.0%
10.3%
Sales
Op. Profit*
Op. Margin*
ROC*
FY05 Goals
FY05 Results

FY08 Goals & Results
(Goals Published Nov-04 Analyst Mtg)
$3.0B
$4.0B
$315M
$476M
10-11%
11.9%
11-12%
13.2%
Sales
Op. Profit
Op. Margin
ROC
FY08 Goals
FY08 Results

Goals & Results through CY08
(Goals Represent CY08 Component of
FY11 Goals Published Sep-07 Analyst Mtg)
$4.3B
$4.4B
$541M
$541M
12.1%-
12.6%
12.2%
13.2%-
13.7%
13.5%
Sales
Op. Profit
Op. Margin
ROC
CY08 Goals
CY08 Results

FY13-14 Goals
(Goals Published Dec-09 Analyst Mtg)
$5.5B+
$715-770M
13-14%
14.5-15.5%
Sales
Op. Profit
Op. Margin
ROC
FY13-14 Goals

10 10
Consistently Strong Performance
Consistently Strong Performance
Against Mid-Term Financial Goals
Against Mid-Term Financial Goals
10 10
* Results exclude unusual items. See attached non-GAAP reconciliations.
Performing well toward FY11 Goals prior to 2009 recession Highly confident in our mid-term goals

Airgas

$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Mar-01
Mar-02
Mar-03
Mar-04
Mar-05
Mar-06
Mar-07
Mar-08
Mar-09
Mar-10
FY EPS Results
Consensus EPS Estimates

Airgas Fiscal Year EPS Results vs.
Airgas Fiscal Year EPS Results vs.
Guidance & Consensus
Guidance & Consensus
11 11
____________________
Consensus Estimates Source: FactSet as of February 12, 2010.
Initial FY EPS ARG Guidance vs. FY EPS Results
Fiscal Year Initial Guidance Date Guidance Range EPS* Results
FY06 May-05 $1.43 - $1.50 $1.54
FY07 May-06 $1.76 - $1.84 $2.00
FY08 May-07 $2.33 - $2.41 $2.68
FY09 May-08 $3.24 - $3.40 $3.12
FY10 May-09 $2.60 - $2.90 $2.66 - $2.70**
* See attached non-GAAP reconciliations.
** Range based on 4Q10 guidance provided on 1/28/10.
Performance consistently at or above Street expectations

12 12
Delivering Superior Growth to Shareholders
Delivering Superior Growth to Shareholders
12 12
Revenue
2001-2009 CAGR
EBITDA (b)
2001-2009 CAGR
EBITDA – Capex (a)
2001-2009 CAGR
Note: “CAGR” = Compound Annual Growth Rate
Note: Financial data based on calendar year end. See attached reconciliations for non-GAAP measures
(a) Capex net of  proceeds from sales of plant and equipment
(b) Airgas figures exclude loss due to debt extinguishment and multi-employer pension withdrawal charges
(c) Diluted EPS reflects earnings per diluted share before the cumulative effect of change in accounting principle
Diluted EPS (c)
2001-2009 CAGR
11%
15%
17%
20%
Revenue EBITDA - Capex EBITDA Diluted EPS

13 13
Delivering Superior Value to Shareholders
Delivering Superior Value to Shareholders
13 13
Absolute Total Shareholder Return
Since Airgas’ IPO (a)
4,201%
Total Shareholder Return CAGR
Since Airgas’ IPO (a)
18%
Total Shareholder Return Since January 1,
1987 Ranking in S&P 500 (b)
#26 highest out of 500
Officer and Director Stock Beneficial Ownership 11.8%
Officer and Director Stock Beneficial Ownership
Ranking in S&P 500
#29 highest out of 500
Note: Market data as of February 4, 2010
(a) Split-adjusted, since Airgas’ IPO in 1986. Total Shareholder Return calculated as share price plus dividends reinvested.
(b) Excludes current S&P 500 constituents which were not public at January 1, 1987.

Airgas’ Airgas’ Growth Strategy Growth Strategy

Airgas

Airgas
25%
~900
Independents
50%
Praxair PDI (12%)
Matheson Tri-Gas
Air Liquide
Linde
$13B+ U.S. Packaged Gases &
Welding Hardgoods Market
Pipeline & Bulk
$11B+
Packaged Gases
$7B+
Welding Hardgoods
$6B+
Safety PPE
$7B+
Other MRO
$50B+
Vertically Integrated Producers
Airgas

15 15 Airgas is the Premier U.S. Packaged Airgas is the Premier U.S. Packaged Gas Company Gas Company 15 15

16 16 16 16
Unparalleled Distribution Platform
Unparalleled Distribution Platform
1,100+ Locations
• 850+ retail stores
• 325+ HP fill plants
• 16 ASU’s
• 19 acetylene plants
• 7 liquid CO
2
production plants
• 65+ regional spec gas labs
• 9 national spec gas labs
• 6 hardgoods distribution centers
14,000+ Associates
• ~1,500 sales people
(25% specialists)
• 5,000+ drivers
10M+ Cylinders
13,000+ Bulk Tanks
5,000+ Vehicles
Branch Location
/ Retail Store /
Other
Air Separation
Unit (“ASU”)
Hardgoods
Distribution
Center

17 17
Leader in Our Product and Service Offerings
Leader in Our Product and Service Offerings
17 17
• Undisputed leader of the U.S. packaged gas market
–
Leading position in U.S. packaged industrial,
medical, and specialty gas market
–
Significant position in U.S. bulk market
–
Leading platform for U.S. refrigerants, ammonia,
and process chemicals
• A leading producer of various gases
–
Fifth largest U.S. producer of atmospheric gases
–
Leading U.S. supplier of liquid CO
2
and dry ice
–
Largest U.S. producer of nitrous oxide
• Leading supplier of hardgoods in U.S.
–
Welding, safety and related MRO supplies
–
Red-D-Arc
®
rental welders
• National platform supports multiple sales channels:
–
Branch-based field sales
–
Retail stores
–
Strategic Accounts
–
Distributors
–
Telesales
–
Catalog
–
eBusiness

Airgas

Growth Accelerators
Service to Multi-Location Customers
Cross-Sell
Customer Service (CS^2, SAP, Airgas U.)
Technology
Increasing Regulation or Demographics
Supply Chain Mgmt & Other Services
eCommerce
Gas Products
Industrial
Bulk
Medical
Specialty
CO_2 & Dry Ice
Ammonia & Refrigerants
Hardgoods
Equipment
Filler Metals
Other
Safety

18 18 Growth Accelerators Growth Accelerators Growth "Accelerators" Projected to Add 3 -4% to Base Top-line Growth, and Result in Significant Earnings Growth Due to Airgas’ Operating Leverage

Airgas

~30% of total sales are to customer segments that grow faster than GDP

Strategic Products account for ~40% of total sales

Customer Segments – 1+ million customers
<< No customer greater than 0.5% of sales >>

	Products	% of Sales*		GDP+ Growth: Energy & Infrastructure Construction	GDP+ Growth: Medical	GDP+ Growth: Food & Beverage	GDP+ Growth: Analytical	Industrial Manufacturing	Repair & Maintenance	Petrochemical	Retail/Wholesale	Utilities	Transportation	Other
				13%	9%	6%	2%	25%	27%	7%	4%	2%	2%	3%
Gas/Rent 61%	Industrial	28%		•				•	•	•	•	•	•	•
	Ammonia/Refrigerants	5%				•		•	•	•	•	•	•	•
	Bulk	10%	Strategic Products	•		•	•	•		•	•			•
	Medical	7%	Strategic Products		●									
	Specialty Gas	6%	Strategic Products		•		●	•		●	•	●		•
	CO_2 / Dry Ice	5%	Strategic Products		•	●	•	•	•	•	•			•
Hardgoods 39%	Safety Products	12%	Strategic Products	•	•	•	•	•	•	•	•	•	•	•
	Filler Metals	10%		•				•	•	•	•	•	•	•
	Equipment	5%		•				•	•	•	•	•	•	•
	Other*	12%		•				•	•	•	•	•	•	•

● Denotes higher concentration of corresponding product sales within customer segment.

* Includes MRO supplies, abrasives, construction-related tools.

19 19 Broad Product and Service Offerings Broad Product and Service Offerings Delivered to Diversified Customer Segments Delivered to Diversified Customer Segments 19 19

20 20 20 20
Bulk Gas Bulk Gas
Medical Sales Medical Sales
Safety Products Safety Products
CO CO
2 2
/Dry Ice /Dry Ice
3Q10: Broad-based sequential increase in customer activity;
continued strong existing customer penetration
Long-term: Strong cross-sell, customer base under-penetrated
3Q10: Sequential improvement in industrial mfg, including steel, auto, and alt. energy; continued strength in food-freezing
Long-term: Application growth, engineering solutions, sales force presence in the field
3Q10: Slowing in elective and non-critical procedures more than offset by new customer signings
Long-term: Population demographics for respiratory therapy, full range of supply modes, strong cross-sell
3Q10: Difficult YoY comps due to prior year surcharges;
sequential decline due to seasonality of business
Long-term: Food product applications, beverage market
Specialty Gas Specialty Gas
3Q10: Slowing in chemical processing industries YoY; demand for core spec gases, including EPA protocols, improving sequentially
Long-term: Application growth, environmental regulations,
enhanced capabilities
-14% 5%
-4% 8% 8%
3-Year
CAGR
3Q10 3Q10
Organic Organic
Growth Growth
Strategic Products represent ~40% of total sales
and have strong growth profiles due to:
Favorable customer segments
Application development
Increasing environmental regulation
Strong cross-sell
Quarterly Sales Commentary / Long-Term Growth Accelerators
Strategic Products Strategic Products
Strategic Products Drive Above-Market
Strategic Products Drive Above-Market
Growth
Growth
6% 6%
3-Year
CAGR
3Q10 3Q10
Organic Organic
Growth Growth
-5%
12% 12% -5%
8% 8%
2% 2%
9% 9% -7%
6% 6%
-5%
1% 1%
2% 2%
3Q10 3Q10
Seq. DSR Seq. DSR
Growth Growth
3% 3%
5% 5%
3% 3%
4% 4%
-7%
3Q10 3Q10
Seq. DSR Seq. DSR
Growth Growth
Total Same-Store Sales
Total Strategic Products Total Strategic Products
Note: “CAGR” = Compound Annual Growth Rate

Airgas
25%
~900
Independents
50%
Praxair PDI (12%)
Matheson Tri-Gas
Air Liquide
Linde

21 21
Fragmented and Still Consolidating Industry
Fragmented and Still Consolidating Industry
21 21
• Core U.S. packaged gas and
welding hardgoods business,
highly fragmented, more than
900 packaged gas distributors
• Independent distributors account
for about 50%, half of which is
comprised of the largest 100
independents
–
100 largest average
$30M annual revenue
–
Balance averages
$4.5M annual revenue
• Local, service-intensive
business, compete in geographic
radius of about 50 – 75 miles
Note: Above data based on Management estimates
Airgas is strategically positioned as the preferred acquirer

22 22
• Acquisitions have helped drive growth and expand our
product offering
• Proven ability to buy and build
22 22
Growth Through Acquisition Integration
Growth Through Acquisition Integration
22 22
Business Unit Sales Acquired Date Performance Today
Airgas Safety $169M ’96/’97 $450M+ profitable platform w/ double-digit growth
Red-D-Arc
®
Welderentals $15M ’96 $120M+ revenue w/ above average profitability
Airgas Puritan Medical $70M ’00 $300M+ revenue w/ product & platform expansions
Ammonia $65M ’06 $100M+ revenue as part of Airgas Specialty
Products
Airgas Merchant Gases $176M ’07 Significant enhancement to existing bulk capabilities; $400M+ revenue ; more than doubled
bulk gas business upon integration

23 23 23 23 23 23
* See attached non-GAAP reconciliations.
1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10
Sales $1,117M $1,162M $1,079M $992M $979M $962M $942M
Sales/Day $17.5M $18.2M $17.4M $15.7M $15.3M $15.0M $15.2M
Seq. Chg. 3% 4% -4% -10% -3% -2% +1%
SSS 7% 8% 1% -13% -17% -19% -14%
EBITDA* $189M $200M $186M $172M $165M $170M $165M
EBITDA
Margin*
16.9% 17.2% 17.2% 17.4% 16.8% 17.7% 17.5%
Adj. EPS* $0.81 $0.86 $0.76 $0.68 $0.66 $0.68 $0.65
FCF* $58M $54M $59M $157M $119M $105M $66M
• Profitability preserved in extraordinarily difficult economic environment
• Stable cylinder and cryogenic tank rental revenue
• Quick, effective expense reduction
• Strategic Accounts / Products outperformed core industrial business
• 3Q10 – first sequential improvement in daily sales since 2Q09
Durable Business Model
Durable Business Model
Across Economic Cycles
Across Economic Cycles

24 24 24 24
Cost Savings Programs
Cost Savings Programs
Drive Margin Improvement
Drive Margin Improvement
• Established goal of $25M annual run-rate operating efficiencies by
September 2010
• Have achieved over $25M savings
–
Routing logistics $7M+
–
Cylinder testing $6M+
–
Freight $5M+
–
Plant studies $3M+
–
Fuel $2M+
–
Indirect spend $2M
• At December 2009 Analyst Meeting, announced new savings target of
$40M over next 4 years
–
Logistics, plant studies and cylinder testing will drive savings
–
Approximately $10M each year

$800
$700
$600
$500
$400
$300
$200
$100
$0
($ in millions)
21% CAGR in Cash Flow from Operations*
Cash from Operations*
Free Cash Flow*
Total Capex*
Growth Capex
Maintenance Capex (~3% of Sales)
FY01
FY02
FY03
FY04
FY05
FY06
FY07
FY08
FY09
TTM 12/31/09

$446M
$66M
25 25 25 25
* See non-GAAP reconciliations attached. NOTE: “CAGR” = Compound Annual Growth Rate
Strong Cash Flow
Strong Cash Flow
Drives Shareholder Value Creation
Drives Shareholder Value Creation
Strong Cash Flow from Operations*
Funds growth / maint. capex Returns cash to stockholders through
Funds acquisitions dividends and share repurchases
Accelerates debt paydown

26 26 26 26
Significant Upside Remains for Airgas
Significant Upside Remains for Airgas
Shareholders
Shareholders
• Acquisition opportunities still abundant in a highly-fragmented industry –
considerable leverage to our premier distribution infrastructure
• Sales & marketing alignment by customer segment only recently expanded to all target segments – tremendous leverage to fast-growing Strategic Accounts program
• Transition to customer-centric operating culture will enhance cross-sell opportunities for an already compelling product and service offering
• Strategic Products growth will outperform the core business during the economic recovery
• SAP platform to unlock significant yet-to-be-quantified incremental benefits –
provide upside to our mid-term financial targets
• Agility to identify and quickly integrate adjacencies – opportunities for additional adjacencies
• Growth in adjacencies like refrigerants and diesel exhaust fluid will accelerate under tighter regulatory standards in the next several years

Why Air Products’ Why Air Products’ Proposals Are Proposals Are Opportunistic Opportunistic

28 28 28 28
Market Perspectives on Air Products’
Market Perspectives on Air Products’
Opportunistic Proposal
Opportunistic Proposal
“I’m concerned about integration risk…When you have a company acquiring a business that it’s not intimately familiar with sometimes they don’t wind up with the results that they think they will…I’m not seeing the global synergies that [Air Products has] talked about.”
– John Rogers, Moody’s Investor Service, 18 February 2010
“Air Products’ bid to acquire Airgas is a take-under.”
– Mark Gulley, Soleil Securities, 5 February 2010
“While $60 is a 38% premium, ARG’s stock was already there less than 18-months ago."
– Edward Yang, Oppenheimer, 5 February 2010
“FY11 earnings estimates do not likely fully reflect ARG's earnings power.”
– Michael Sison, KeyBanc, 5 February 2010
“The move is a bit surprising to us, since Air Products got out of the packaged gases business several years ago by selling its business to Airgas ... our concern is why did Air
Products sell the business in the first place, only to reacquire it later?”
– P.J. Juvekar, Citi, 5 February 2010
Permission to use quotations neither sought nor obtained.

29 29 29 29
Air Products Highlights Some of the
Air Products Highlights Some of the
Compelling Elements of Airgas’
Compelling Elements of Airgas’
Business
Business
Air Products CEO John McGlade at Barclays Capital Industrial Select Conference on Feb. 17, 2010:
•“…given some of the market sectors or the industry sectors that Airgas is involved in, this gives us a really good opportunity for Air Products in the United States to access some of the industry sectors that you have here – fabrication, construction, pharmaceuticals,
etc…in many cases, these industries buy proportionally more packaged gases than they do liquid
bulk.
So largely not really available to Air Products in the
U.S. market…
these are good industries, and typically, if you look at most of these, they aren’t cyclical in the nature of some industrial
cycle.
In fact, in many cases really follow more
of a population type of cycle in the
food,
the
medical,
pharmaceuticals,
etc.”
•“…the North American market still represents 28% of the world’s growth over the next five years. It’s a very attractive market.”
•“…ability in this space to continue to do roll-up acquisitions in the packaged gas space and some of the cross-selling opportunities and the industry sector opportunities…”
•“[Air Products was] impacted by the global recession just like every company was impacted in the global recession.”
Permission to use quotations neither sought nor obtained.

30 30 30 30
Air Products Admits
Air Products Admits
its Proposals Are Opportunistic
its Proposals Are Opportunistic
“Timing is excellent”
– Air Products investor presentation, 5 February 2010
“We believe the timing of the combination is ideal.  The
economy is just beginning to emerge from recession”
– John McGlade, Air Products Chairman, President and CEO, Air Products press release, 5 February 2010
“We said how much can we give to the Airgas shareholders
and still have this be a very, very good deal for the Air
Products shareholders”
– Paul Huck, Air Products SVP & CFO, Air Products investor call, 5 February 2010
Permission to use quotations neither sought nor obtained.

31 31
Airgas’
Airgas’
Stock Price Has Consistently
Stock Price Has Consistently
Outperformed…
Outperformed…
31 31
Indexed Price Performance to February 4, 2010
Source: Bloomberg as of February 4, 2010
(100)%
0%
100%
200%
300%
400%
500%
600%
700%
800%
900%
1,000%
Jan-2001 Jul-2002 Jan-2004 Jul-2005 Jan-2007 Jul-2008 Feb-2010
Airgas Air Products S&P 500 Index
539.0
79.7
(19.5)
Airgas Has Delivered Consistently Superior Share Price Performance

Airgas
Air Products
S&P 500
24%
66%
26%
(6)%
(14)%
(20)%
22%
23%
(16)%
51%
50%
(3)%
89%
56%
2%
135%
75%
13%
195%
120%
46%
236%
105%
14%
516%
142%
3%
4,584%
1,296%
590%
Since 2009
Since 2008
Since 2007
Since 2006
Since 2005
Since 2004
Since 2003
Since 2002
Since 2001
Since ARG IPO

32 32
…Driving Superior Total Shareholder
…Driving Superior Total Shareholder
Returns in Nearly Every Measurable Period
Returns in Nearly Every Measurable Period
32 32 Source: Company filings and Bloomberg data
Note: Total Shareholder Return calculated based on share price plus dividends reinvested.
Cumulative Total Shareholder Return to January 1, 2010

33 33
Airgas Has Significantly
Airgas Has Significantly
Outperformed Air Products
Outperformed Air Products
33 33
Revenue
2001-2009 CAGR
EBITDA *
2001-2009 CAGR
EBITDA * – Capex
2001-2009 CAGR
Source: Financials based on company filings calendarized to December year end.
* See attached reconciliation of non-GAAP measures.
Diluted EPS
2001-2009 CAGR
5%
11%
Airgas Air Products
5%
17%
Airgas Air Products
15%
5%
Airgas Air Products
7%
20%
Airgas Air Products
Note: CAGR = Compound Annual
Growth
Rate

34 34
Airgas’
Airgas’
Superior Track Record
Superior Track Record
in Executing Acquisitions
in Executing Acquisitions
34 34
Since 2000 Airgas Air Products
Number of Acquisitions 91 21
Total Disclosed Value of
Acquisitions
$2,210 million $1,765 million
Acquisition and Restructuring
Related Charges ($mm)
$21 million $393 million (1)
Acquisition Value Leakage (2) 1% 22%
Source: Company public filings
(1) Includes impairment charge on sale of U.S. Healthcare operations in 2009 and HPPC Business in 2007. Excludes charges and losses on currency hedges related to aborted
BOC transaction.
(2) Defined as acquisition and restructuring related charges as percentage of total disclosed value of acquisitions.

35 35
Proposals Exploit Airgas’
Proposals Exploit Airgas’
Only Significant
Only Significant
Annual EBITDA Decline in 22 Years
Annual EBITDA Decline in 22 Years
35 35
Source: Financials per company filings based on March fiscal year end.
* See attached reconciliation of non-GAAP measures.
Annual EBITDA by Fiscal Year*
TTM
Dec 31,
2009
$27
$41
$109
$196
$191 $190
$197
$236
$256
$314
$396
$489
$666
$746
$672
$50
$145
$139
$62
$38
$79
$194
$0
$200
$400
$600
$800
1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

36 36 36 36
A Temporary Market Overreaction
A Temporary Market Overreaction
Source: Bloomberg; market data as of February 4, 2010
$20
$30
$40
$50
$60
$70
$80
Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 Dec-09 Jan-10 Feb-10
$43.53
Airgas Stock Price
January 15 – February 4
(14)%
(12)%
(10)%
(8)%
(6)%
(4)%
(2)%
0%
2%
15-Jan 22-Jan 29-Jan
January 28, 2010
Airgas announces
Q3 FY 2010
earnings
miss guidance by
just 2 cents (3.0%),
stock falls 10%
(10)%

37 37
Airgas is Well-Positioned
Airgas is Well-Positioned
for the U.S. Economic Recovery
for the U.S. Economic Recovery
37 37
Note: GDP forecasts per Bloomberg consensus as of February 9, 2010. Airgas estimates per IBES as of February 4, 2010.  EBITDA calendarized to December year end
0.4%
24%
25%
3.6%
3.1%
2.7%
2.1%
(2.4)%
2.7%
2.9%
22%
7%
(11)%
24%
10%
33%
(15.0)%
(5.0)%
5.0%
15.0%
25.0%
35.0%
2004 2005 2006 2007 2008 2009 2010E 2011E
U.S. GDP Growth
Airgas EBITDA Growth
U.S. GDP Growth and Airgas EBITDA Growth
(% Year-over-Year)

Airgas

Q204
Q404
Q205
Q405
Q206
Q406
Q207
Q407
Q208
Q408
Q209
Q409
Q210

38 38
Same
Same
-Store
-Store
Sales
Sales
Are
Are
Beginning
Beginning
to
to
Rebound
Rebound
Our Same-Store Sales Grow in Excess of Non-Tech Industrial Production, Which
Has Now Troughed and Begun to Demonstrate Quarterly Growth
-25%
-20%
-15%
-10%
-5%
0%
5%
10%
15%
ARG Dist. SSS Non-tech IP

39 39
0
20%
40%
60%
80%
100%
120%
140%
160%
180%
Mar-98 Mar-99 Mar-00 Mar-01 Mar-02 Mar-03 Mar-04
15 months
31% recovery
78% post-recovery
EPS growth
0%
20%
40%
60%
80%
100%
120%
140%
160%
180%
Mar-98 Mar-99 Mar-00 Mar-01 Mar-02 Mar-03 Mar-04
22 months
346% recovery
Prior cycle peak
April 1998
Now is Precisely the
Now is Precisely the
Wrong Time to Sell Airgas
Wrong Time to Sell Airgas
39 39
Share Price Indexed to Peak
1998-2004
EPS Indexed to Peak
1998-2004
Sources: Bloomberg, CapitalIQ
Airgas’ EPS and Share Price Performance Recover Late in the Cycle but
Perform Strongly in Periods of Economic Recovery and Expansion

Conclusion Conclusion

41 41
Air Products’
Air Products’
Proposals Grossly
Proposals Grossly
Undervalue Airgas and Are Opportunistic
Undervalue Airgas and Are Opportunistic
41 41
• Air Products’ proposals:
–
Grossly undervalue Airgas
–
Do not reflect value of Airgas’ industry-leading position, unrivaled platform, and substantial recent investments
–
Attempt to exploit a temporary valuation anomaly
–
Do not reflect Airgas’ significant opportunities in economic recovery
• Airgas’ standalone value proposition is superior to Air Products’ proposals
–
Track record of double-digit growth
11% Revenue CAGR
17% EBITDA* CAGR
20% Diluted EPS CAGR
21% Cashflow from Operations* CAGR
–
Outstanding share price performance
4,201% total shareholder return since IPO
85% total shareholder return in past 5 years
Note: CAGR (Compound Annual Growth Rate) calculated over 2001-2009 period and based on company filings calendarized to December year end. Total shareholder return as of
February 4, 2010
*See attached reconciliation of non-GAAP measures

Appendix Appendix

43 43 43 43
Reconciliation: Return on Capital
Reconciliation: Return on Capital
($millions) FY13-14E
TTM
9/30/09
Operating Income (TTM) $750 $463
5-Quarter Averages:
Total Assets 5,260 4,380
Securitized Trade Receivables 320 320
Current Liabilities (net of debt) (580) (434)
Average Capital Employed $5,000 $4,266
Return on Capital 15.0% 10.8%
The Company believes this return on capital computation helps investors assess how effectively the Company uses the capital invested in its operations. Our management uses return on capital as a metric for determining employee compensation.  Non-GAAP numbers should be read in conjunction with the GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures.  It should be noted as well that our return on capital information may be different from the return on capital computations provided by other companies.
Quarterly averages used in the computation of return on capital above reflect the impact of material acquisitions as of their acquisition date.

44 44 44 44
Reconciliation:
Reconciliation:
Net Earnings to Adjusted EBITDA
Net Earnings to Adjusted EBITDA
The Company believes this presentation of adjusted EBITDA helps investors better assess earnings quality. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted EBITDA metric may be different from adjusted EBITDA metrics provided by other companies.
12 Months Ended
31 December
12 Months Ended
31 December
2009 2001
Net earnings (loss) $213 ($18)
Cumulative effect of change in accounting principle 0 59
Earnings before the cummulative effect of a change
in accounting principle $213 $41
Plus:
Income taxes $136 $26
Equity in earnings of unconsolidated affiliates 0 (3)
Interest expense, net 70 48
Discount on securitization of trade receivables 6 5
Loss on the extinguishment of debt 9 0
Other (income) expense, net (1) (1)
Depreciation 210 62
Amortization 22 12
Multi-employer pension plan withdrawal charge 7 0
Adjusted EBITDA $672 $190

45 45 45 45 45 45
Reconciliation: Diluted Earnings per Share
Reconciliation: Diluted Earnings per Share
2009 2001
Net earnings (loss) per diluted share $2.56 ($0.26)
Add:
Cumulative effect per diluted share
of change in accounting principle -               0.85
Earnings per diluted share before
cumulative effect of change in accounting principle $2.56 $0.59
Twelve Months Ended
December 31,

46 46 46 46
Reconciliations:
Reconciliations:
Quarterly Adjusted EBITDA and Adjusted EPS
Quarterly Adjusted EBITDA and Adjusted EPS
Adjusted EBITDA
($ in millions)
1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10
Operating Income $ 135 $ 145 131 $   115 $   108 $   110 $   100 $
Plus:
Depreciation 49        49        50        51        52        53        54
Amortization 5           6           5           6           5           5           6
Multi-employer pension plan
withdrawal charge -       -       -       -       -       2           5
Adjusted EBITDA $ 189 $ 200 $ 186 $ 172 $ 165 $ 170 $ 165
Fiscal Quarters
The Company believes this presentation of Adjusted EBITDA helps investors better assess earnings quality.
Adjusted EPS
1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10
Earnings per diluted share $ 0.81 $ 0.86 $ 0.76 $ 0.68 $ 0.66 $ 0.65 $ 0.56
Plus:
Debt extinguishment charge -       -       -       -       -       0.02     0.05
Multi-employer pension plan
withdrawal charge -       -       -       -       -       0.01     0.04
Adjusted earnings per diluted share 0.81 $  0.86 $  0.76 $  0.68 $  0.66 $  0.68 $  0.65 $
Fiscal Quarters
The Company believes that adjusted earnings per diluted share provides investors meaningful insight into the Company's earnings performance without the impact of debt extinguishment and multi-employer pension plan withdrawal charges. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

47 47
Reconciliations: Adjusted EPS FY06-FY09
Reconciliations: Adjusted EPS FY06-FY09
Reconciliation of Adjusted Earnings per Share (EPS)
Years Ended March 31, 2006 2007 2008 2009
EPS from continuing operations 1.62 $           1.92 $           2.66 $           3.12 $
Debt extinguishment charge -                 0.10               -                 -
Stock-based compensation
(1)
(0.10)             -                 -                 -
Hurricane-related losses 0.02               -                 -                 -
National Welders conversion charge -                 0.03               -
Benefit from state tax law change -                 (0.02)             (0.01)             -
Adjusted EPS from continuing operations 1.54 $           2.00 $           2.68 $           3.12 $
The Company believes this presentation of Adjusted EPS helps investors better assess earnings quality.
(1)
The Company adopted SFAS 123R, “Share-based Payments,” using the “modified prospective” method effective
April 1, 2006. The reduction of earnings in fiscal year 2006 represents stock-based compensation expense the
Company would have recognized if SFAS 123R had been applicable in those periods.

48 48
Reconciliation: Free Cash Flow
Reconciliation: Free Cash Flow
48 48
The Company believes that free cash flow and adjusted cash from operations provide investors meaningful insight into the Company's ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, or to support other investing and financing activities.  Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures.  It should be noted as well that our free cash flow and adjusted cash from operations metrics may be different from free cash flow and adjusted cash from operations metrics provided by other companies.
TTM
($ in millions) 12/31/09 FY09 FY08 FY07 FY06 FY05 FY04 FY03 FY02 FY01
Net cash provided by operating activities $581 $583 $550 $326 $346 $212 $204 $187 $244 $196
Adjustments to cash provided by operating activities:
Cash used (provided) by the securitization of
     trade receivables
92 49 (96) (20) (54) (27) (4) (25) (61) (73)
Stock issued for employee stock purchase plan 16 17 14 12 11 10 7 9 7 6
Tax benefit realized from exercise of stock options 5 12 13 9 - - - - - -
Adjusted cash from operations $694 $660 $482 $327 $302 $195 $207 $171 $190 $129
Capital expenditures ($261) ($352) ($267) ($238) ($209) ($168) ($94) ($68) ($58) ($66)
Adjustments to capital expenditures:
Proceeds from sales of plant and equipment 12 14 9 9 8 5 5 4 3 3
Operating lease buyouts 2 6 1 10 15 24 4 - - -
Adjusted capital expenditures ($248) ($332) ($257) ($220) ($186) ($139) ($84) ($64) ($55) ($63)
Free Cash Flow $446 $328 $225 $107 $116 $57 $123 $107 $135 $66

49 49 49 49
Reconciliation: Quarterly Free Cash Flow
Reconciliation: Quarterly Free Cash Flow
The Company believes that free cash flow and adjusted cash from operations provide investors meaningful insight into the Company's ability to generate cash from operations, which is available for servicing debt obligations and for the execution of its business strategy, including acquisitions, the prepayment of debt, the payment of dividends, or to support other investing and financing activities. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for,
GAAP financial measures. It should be noted as well that our free cash flow and adjusted cash from operations metrics may be different from free cash flow and adjusted cash from operations metrics provided by other companies.
Free Cash Flow
($ in millions)
1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10
Net cash provided by operating activities 128,619 $ 141,623 $ 143,196 $ 169,329 $ 162,259 $ 137,511 $ 111,965 $
Adjustments to cash provided by operating activities:
    Cash used (provided) by securitization of trade receivables -             -             -             48,600       15,900       22,800       4,800
    Stock issued for the employee stock purchase plan 3,934         4,168         4,133         4,272         3,888         3,871         3,577
    Tax benefit realized from the exercise of stock options 7,280         1,174         2,076         1,316         1,334         1,387         1,103
    Adjusted cash from operations 139,833 $ 146,965 $ 149,405 $ 223,517 $ 183,381 $ 165,569 $ 121,445 $
Capital expenditures (85,564) $  (99,635) $  (97,087) $  (69,626) $  (67,312) $  (64,053) $  (60,309) $
Adjustments to capital expenditures:
    Proceeds from sales of plant and equipment 3,329         1,483         6,786         2,762         2,510         3,185         3,194
    Operating lease buyouts -             5,575         -             -             -             -             1,687
    Adjusted capital expenditures (82,235) $  (92,577) $  (90,301) $  (66,864) $  (64,802) $  (60,868) $  (55,428) $
Free Cash Flow 57,598 $   54,388 $   59,104 $   156,653 $ 118,579 $ 104,701 $ 66,017 $
Fiscal Quarters

50 50 50 50 50 50
Reconciliation: Operating Income to Adjusted EBITDA to
Reconciliation: Operating Income to Adjusted EBITDA to
Net Cash Provided by Operating Activities
Net Cash Provided by Operating Activities
FY1989 FY1990 FY1991 FY1992 FY1993 FY1994 FY1995 FY1996 FY1997 FY1998 FY1999
Operating income $15,958 $23,221 $17,286 $26,316 $34,367 $48,667 $72,600 $92,987 $80,480 $111,709 $112,607
Add:
Depreciation & amortization 11,147       17,387       21,158       23,420       28,042       30,571       36,868       45,762       64,428       82,227         83,839
Adjusted EBITDA
$27,105 $40,608 $38,444 $49,736 $62,409 $79,238 $109,468 $138,749 $144,908 $193,936 $196,446
(Uses)/sources of cash excluded from Adjusted EBITDA, included in
Cash from Operations:
Interest expense, net ($12,245) ($16,198) ($15,179) ($12,838) ($11,403) ($12,486) ($17,625) ($24,862) ($39,367) ($52,603) ($59,677)
Discount on securitization of receivables -                -                -                -                -                -                -                -                -                -                  -
Current income taxes 404           1,700         (599)          (3,591)        (5,653)        (7,838)        (12,345)      (17,654)      (20,012)      (16,502)        (17,244)
Other income (expense) 215           157           870           214           546           453           1,607         781           1,695         9,811          29,491
Equity in earnings of Elkem joint venture 1,415         1,435         2,009         2,019         (897)          (1,258)        (840)          (1,428)        (1,356)        (1,478)         (869)
(Gains)/losses on divestitures -                -                -                -                -                -                (560)          -                -                (1,452)         (25,468)
(Gain)/losses on sale of PP&E (32)            2               (715)          (76)            (292)          (63)            110           (12)            616           (504)            (222)
Stock-based compensation expense -                -                -                -                -                -                -                -                -                -                  -
Income(loss) on discontinued operations -                -                -                -                -                -                -                -                478           (635)            (871)
Other non-cash charges 260           308           252           250           -                -                -                -                3,930         11,422         -
Cash provided (used) by changes in assets and liabilities 4,379         702           6,712         15,968       13,608       6,752         (2,030)        (6,948)        (14,801)      (13,548)        (25,273)
Net Cash Provided by Operating Activities
$21,501 $28,714 $31,794 $51,682 $58,318 $64,798 $77,785 $88,626 $76,091 $128,447 $96,313
TTM
FY2000 FY2001 FY2002 FY2003 FY2004 FY2005 FY2006 FY2007 FY2008 FY2009 12/31/2009
Operating income $105,461 $106,728 $124,938 $156,336 $168,544 $202,454 $268,758 $341,452 $476,146 $524,868 $440,221
Add:
Depreciation & amortization 85,262       82,796       71,757       79,279       87,447       111,078     127,542     147,343     189,775     220,795       231,517
Adjusted EBITDA
$190,723 $189,524 $196,695 $235,615 $255,991 $313,532 $396,300 $488,795 $665,921 $745,663 $671,738
(Uses)/sources of cash excluded from Adjusted EBITDA, included in
Cash from Operations:
Interest expense, net ($56,879) ($59,550) ($46,775) ($46,374) ($42,357) ($51,245) ($53,812) ($60,180) ($89,860) ($84,395) ($69,746)
Discount on securitization of receivables -                (1,303)        (4,846)        (3,326)        (3,264)        (4,711)        (9,371)        (13,630)      (17,031)      (10,738)        (6,200)
Current income taxes (16,902)      (13,402)      4,546         (33,174)      (24,623)      (22,622)      (30,718)      (47,972)      (69,459)      (64,985)        (61,399)
Other income (expense) 18,625       1,324         5,987         2,132         1,472         1,129         2,462         1,601         1,507         (382)            979
Equity in earnings of Elkem joint venture -                -                -                -                -                -                -                -                -                -                  -
(Gains)/losses on divestitures (17,712)      (1,173)        (5,548)        241           -                (360)          1,900         -                -                -                  -
(Gain)/losses on sale of PP&E (915)          502           405           (257)          (837)          (321)          (1,330)        39             714           (964)            2,058
Stock-based compensation expense -                -                -                -                -                -                -                15,445       16,629       20,635         23,427
Income(loss) on discontinued operations (335)          (400)          (3,529)        (1,776)        (457)          464           (1,424)        -                -                -                  -
Other non-cash charges 458           2,281         1,068         -                -                -                -                -                -                -                  -
Cash provided (used) by changes in assets and liabilities (22,686)      78,329       95,691       33,931       17,865       (23,456)      42,038       (57,755)      41,505       (22,067)        28,205
Net Cash Provided by Operating Activities
$94,377 $196,132 $243,694 $187,012 $203,790 $212,410 $346,045 $326,343 $549,926 $582,767 $589,062
The Company believes Adjusted EBITDA provides investors meaningful insight into the Company's ability to generate cash from operations to support required working capital, capital expenditures and financial obligations.
Certain reclassifications have been made to prior period financial statements to conform to the current presentation.